                                                                    Exhibit 10.9

THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE UNITED STATES AND THE SECURITIES REGULATORY AUTHORITIES OF APPLICABLE STATES OR UNLESS, IN THE WRITTEN OPINION OF COUNSEL TO HOLDER REASONABLY ACCEPTABLE TO WILSONS THE LEATHER EXPERTS INC. (THE "ISSUER") THAT IS DELIVERED TO THE ISSUER, AN EXEMPTION FROM SUCH REGISTRATION AND THE TRUST INDENTURE ACT OF 1939 IS AVAILABLE.

THIS NOTE IS ALSO SUBJECT TO CERTAIN REGISTRATION RIGHTS, TRANSFER RESTRICTIONS AND SUBORDINATION PROVISIONS AS SET FORTH IN (1) THE REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY 25, 1996 BETWEEN MELVILLE CORPORATION ("MELVILLE"), ISSUER, THE MANAGERS LISTED ON THE SIGNATURE PAGES THERETO, LEATHER INVESTORS LIMITED PARTNERSHIP I AND THE PARTNERS THEREOF LISTED ON THE SIGNATURE PAGES THERETO, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER, AND (2) THE SUBORDINATION AGREEMENT DATED AS OF MAY 25, 1996 BETWEEN MELVILLE AND GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL"), AS AGENT FOR SENIOR DEBT, COPIES OF WHICH MAY BE OBTAINED FROM THE ISSUER.

THIS NOTE WAS ISSUED ON MAY 25, 1996 (THE "ISSUE DATE") AT AN ISSUE PRICE OF $55,811,000. UNDER THE INTERNAL REVENUE CODE AND TREASURY REGULATIONS, ALL INTEREST PAYMENTS ON THIS SECURITY ARE TO BE TREATED AS PART OF THE STATED REDEMPTION PRICE AT MATURITY, THEREBY CAUSING THIS NOTE TO HAVE ORIGINAL ISSUE DISCOUNT ("OID"). ACCORDINGLY, (i) THE TOTAL AMOUNT OF OID FOR THIS NOTE IS $30,365,831 AND (ii) THE YIELD TO MATURITY FOR PURPOSES OF ALLOCATING OID IS 9.88% COMPOUNDED ANNUALLY.



                               SUBORDINATED NOTE

$55,811,000                                                         MAY 25, 1996


     Wilsons The Leather Experts Inc., a Minnesota corporation (the "Issuer"), for value received hereby promises to pay to Melville Corporation, a New York corporation, or registered assigns (the "Holder") on December 31, 2000 (the "Maturity Date") the sum of $55,811,000, together with interest on all but $811,000 of the $55,811,000 from May 26, 1996 until this Note is paid in full at the rate of 10% per annum, compounded annually.

     Except in the event of optional prepayments, as hereafter provided, no payments of interest are required until the Maturity Date. However, commencing May 25, 1997 and on each May 25 thereafter while the Note remains outstanding, all interest accrued hereon during the twelve-month period ending on such May 25 and not previously added to the principal of this Note shall be added to and shall become a part of the principal of this Note as of May 25 of such year (whether or not such May 25 occurs prior to or after the Maturity Date), and from and after such May 25, interest shall accrue on all but $811,000 of the principal amount as so increased, provided that in the year 2000 such interest shall be added to and shall become a part of the principal of this Note on such May 25, 2000 (to the extent not previously added to the principal of this Note) and on the Maturity Date. For purposes of accruing and calculating interest, the principal amount of the Note shall be accrued and calculated as if it had been reduced by $811,000. The Issuer shall pay all unpaid accrued interest that has not been added to principal to the Holder on the Maturity Date. Interest shall be computed on the basis of a year of 360 days of twelve 30-day months but not more than 360 days in any year.

     This Note is secured by a security agreement dated as of May 25, 1996 (the "Security Agreement") among the Issuer, its Subsidiaries and the Holder, covering all of the Collateral (as defined in the Security Agreement). The Security Agreement secures the payment of any and all obligations of the Issuer to the Holder under this Note.

     All payments of principal and interest by the Issuer hereunder shall be made by wire transfer of immediately available funds to the Holder's account at The Bank of New York, 48 Wall Street, New York, New York 10286, ABA no. 021000018, for credit to Melville Corporation, account no. 825-2036-971 or to another account specified by the Holder in writing to the Issuer at least two business days before payment is due in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     The Issuer may, upon at least five days written notice to the Holder, prepay without penalty or premium all or any portion of the principal amount of this Note, together with accrued interest thereon to the date of such prepayment.

     This Note is the Note referred to in the Sale Agreement and is subject to certain provisions set forth in the Sale Agreement. This Note may be transferred or assigned, in whole or in part, to any Person by the Holder without the prior written consent of the Issuer subject only to compliance with the Securities Act of 1933, as amended, all applicable state securities laws, the Trust Indenture Act of 1939, as amended, the restrictions on transfer under the Registration Rights Agreement dated as of May 25, 1996 by and among Melville, the Issuer, the managers listed on the signature pages thereto, Leather Investors Limited Partnership I and the partners thereof listed on the signature pages thereto, and the last two sentences of this paragraph. If at any time the Holder desires to sell all or any part of the Note to a third party, the Holder shall notify the Issuer in writing of the principal amount desired to be sold ("Offered Amount"). For a period of 30 days from the date of such notice, the Holder shall not sell all or any part of the Note; provided that after such 30 day period, the Holder shall have the right to sell all or any part of the Offered Amount to a third party within 90 days after the expiration of such 30 day period.

     The Issuer shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the Holders of Notes and the principal amounts of the respective Notes held by them and a record of all transfers of such Notes. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the payee of any Note unless the payee shall have presented such Note to the Issuer for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder; provided that no transfer shall be recorded unless a written instrument of assignment of all or a portion of such Note, as the case may be, signed by the assignor of such Note is received by the Issuer. The ownership of the Notes shall be proven by the Register. For the purpose of paying interest and principal on the Notes, the Issuer shall be entitled to rely on the names and addresses in the Register and notwithstanding anything to the contrary contained in this Note, no Event of Default shall occur under Section 2.1(a) if payment of interest and principal is made in accordance with the names and other information contained in the Register.

     The Issuer agrees to issue to the Holder or any permitted transferee of the Holder from time to time a replacement Note or Notes in the form hereof and in such denominations as such Person may request to facilitate such transfers and assignments upon surrender to the Issuer of the Note to be replaced, together with an instrument of assignment signed by the assigning Holder. In addition, upon receipt by the Issuer from the Holder of evidence satisfactory to it (in the exercise of its reasonable judgment) of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification and, if the Note has been registered under applicable securities laws, such bond or other security as the Issuer reasonably deems appropriate, and upon surrender and cancellation of this Note, if mutilated, the Issuer shall execute and deliver a new Note of like tenor and date.

     Section 1. Certain Terms Defined. (a) The following terms for all purposes of this Note shall have the respective meanings specified below.

     "Board of Directors" means the Board of Directors of the Issuer.

     "Event of Default" means any event or condition specified as such in
Section 2.1.

     "Note" means this Note. References to "Notes" shall include the Note or Notes issued following a permitted transfer or assignment of this Note in whole or in part to more than one purchaser.

     "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

     "Sale Agreement" means the Sale Agreement dated as of May 24, 1996 by and among Melville, the Issuer, and Wilsons Center, Inc. ("Wilsons").

     "Senior Debt" means (a) all letters of credit and reimbursement obligations and risk participations with respect to letters of credit, all principal of, premium and interest (including, without limitation, any interest ("Post-Petition Interest") which accrues (or which would accrue but for such case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer or any Subsidiary (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) with respect to the revolving credit facility (the "Revolving Credit Facility") dated as of May 25, 1996 among Issuer, Wilsons Leather Holdings Inc., certain other Subsidiaries of the Issuer, GE Capital and the lenders from time to time parties thereto (together with any lenders under any renewal, refinancing or extension permitted by clause (b) hereof, the "Lenders"), (b) any amendments, modifications, renewals, refinancings or extensions with any Lenders (regardless of whether such Lenders were lenders under the Revolving Credit Facility) of any of the foregoing (or any portion thereof) and successive amendments, modifications, renewals, refinancings or extensions of the foregoing, including Post-Petition Interest, (c) all fees, expenses, indemnities and all other amounts payable by the Issuer or any Subsidiary thereunder or with respect thereto and (d) any increased borrowings permitted by any Lenders in excess of the original borrowings permitted under the Revolving Credit Facility.

     "Subsidiary" means, with respect to the Issuer, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the same time directly or indirectly owned by such Person.

     (b) Capitalized terms not otherwise defined herein are used herein as defined in the Sale Agreement.

     Section 2.  Events of Default and Remedies.
                 -------------------------------

     Section 2.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (a) the Issuer defaults in the payment of (i) the principal of the Note when the same becomes due and payable at maturity, upon acceleration or otherwise or of (ii) the interest on the Note when the same becomes due and payable and such default continues for a period of 30 days;

          (b) the Issuer defaults in the performance of or breaches any covenants or agreements of the Issuer (other than Sections 3.1, 3.2, 3.3 and 3.6 below) in this Note and such default or breach continues for a period of 30 consecutive days after written notice to the Issuer by the Holder of such default or breach;

          (c) a court having jurisdiction shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of the property of the Issuer or ordering the winding up or liquidation of the affairs of the Issuer, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (d) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Issuer shall consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of the property of the Issuer, or the Issuer shall make any general assignment for the benefit of creditors; or

          (e) there shall be a default under any Senior Debt of the Issuer or any Subsidiary or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Senior Debt of the Issuer or any Subsidiary and the holder of any Senior Debt causes any Senior Debt to become due prior to its stated maturity, then, and in each and every such case, the principal of and accrued interest on the Note shall become and be immediately due and payable upon written notice of holders of at least 25% in aggregate principal amount of the Notes then outstanding but shall no longer be immediately due and payable and shall not be deemed to have become due and payable if the default or Event of Default resulting in such acceleration is waived by the Holder. Immediately upon the occurrence of any Event of Default (which has not been waived in accordance with the provisions of this Note) or upon failure to pay this Note at maturity, the Holder, without any notice to the Issuer, which notice is expressly waived by the Issuer, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Holder under this Note and any other agreement or instrument, and any and all rights and remedies available to the Holder at law or in equity.

     Section 2.2. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder. Any waiver under this Note must be in writing signed by the party making such waiver.

     Section 2.3. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of all Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past default or Event of Default hereunder and its consequences. In the case of any such waiver, the Issuer and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, subject to and in accordance with the provisions of the waiver; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Note, subject to and in accordance with the provisions of the waiver; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          Section 2.4. Default Interest. Any principal in excess of $811,000 owing under this Note by the Issuer which is not paid when due shall bear interest from the date when due until said interest is paid in full at a rate per annum equal at all times to (including capitalized interest) 12%.

          Section 2.5. Collection Costs. The Issuer agrees to pay upon demand all reasonable costs and expenses of collection of this Note or the enforcement of the Holder's rights with respect to this Note, including, without limitation, court costs and reasonable attorney's fees and disbursements. The Issuer also agrees that such costs and expenses shall be added to the principal amount of this Note and shall be subject to the terms and conditions hereof if not paid by the Issuer to the Holder within ten (10) days after receipt by the Issuer of a statement of an officer of the Holder attesting to the incurrence of those costs and expenses and the Holder's entitlement to receipt of payment therefor from the Issuer pursuant to this Section 2.5, provided that no failure to make such payments within such 10 day period or thereafter shall constitute an Event of Default under Section 2.1(a) or result in the acceleration of the Note.

          Section 3. Covenants. The Issuer agrees that, so long as any amount payable under this Note remains unpaid:

          Section 3.1. Information. The Issuer shall deliver to each Holder who, prior to registration of this Note under applicable securities laws, holds at least 5% in aggregate principal amount of all Notes at the time outstanding and continues to hold at least such 5% interest at the time such information is delivered:

          (a) within five days after the chief executive officer, president, chief financial officer, chief accounting officer or any vice president of the Issuer obtains actual knowledge of any Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Issuer setting forth the details thereof and the action which the Issuer is taking or proposes to take with respect thereto;

          (b) copies of all internally prepared monthly financial statements, quarterly financial statements and audited annual financial statements, reports and compliance certificates required to be delivered by the Issuer to any of its lenders or all of its securityholders at the same time as delivery thereof to such lenders or all of its securityholders;

          (c) promptly upon the filing thereof, the quarterly and annual financial reports, if any, that the Issuer is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

In addition, after the registration of this Note under applicable securities laws, the Issuer shall deliver to each Holder all information required by applicable securities laws.

          Section 3.2. Conduct of Business and Maintenance of Existence. The Issuer will continue, and will cause each of its Subsidiaries to continue, to engage in business of the same general type as now conducted by the Issuer and its Subsidiaries in the ordinary course and consistent with past practice, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary in the normal conduct of business, provided that, except as restricted under the Sale Agreement prior to the second anniversary of the date hereof, nothing stated herein shall prohibit or limit (i) the merger of any Subsidiary into the Issuer or any other Subsidiary or the merger of the Issuer into Wilsons or any other Subsidiary or (ii) the liquidation of the assets of any Subsidiary into the Issuer or any other Subsidiary or the dissolution of the liquidated Subsidiary.

          Section 3.3. Inspection of Property, Books and Records. The Issuer will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit, and will cause each of its Subsidiaries to permit, representatives of the Holders who, prior to the registration of this Note under applicable securities laws, are holding at least 5% in aggregate principal amount of all Notes at the time outstanding (and, in addition, after registration of this Note under applicable securities laws, Holders of the Note to the extent, if any, required by applicable securities laws), at the Holders' expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon reasonable notice at such reasonable times and as often as may reasonably be desired, provided that each Holder shall sign a confidentiality agreement with regard to such information as shall reasonably be requested by the Issuer.

          Section 3.4. Negative Covenants. The Issuer will not, as long as any amount payable under this Note remains unpaid:

          (a) amend, alter or repeal, whether by merger, consolidation, or otherwise, any of the provisions of the articles of incorporation or the bylaws of the Issuer or any Subsidiary in a manner adverse to the preferences, privileges or powers of the Holders of the Notes solely in their capacities as Holders of the Notes;

          (b) liquidate, dissolve, or wind up the Issuer or any Subsidiary, provided that, except as restricted under the Sale Agreement prior to the second anniversary of the date hereof, nothing stated herein shall prohibit or limit (i) the merger of any Subsidiary into the Issuer or any other Subsidiary or the merger of the Issuer into Wilsons or any other Subsidiary or (ii) the liquidation of the assets of any Subsidiary into the Issuer or any other Subsidiary or the dissolution of the liquidated Subsidiary.

          (c) sell, convey, exchange or transfer in any single transaction or series of related transactions (for cash, shares of stock, securities or other consideration) property or assets of the Issuer or any Subsidiary constituting all or substantially all of the consolidated assets of the Issuer or merge into or consolidate with any other entity, provided that, except as restricted under the Sale Agreement prior to the second anniversary of the date hereof, nothing stated herein shall prohibit or limit (i) the merger of any Subsidiary into the Issuer or any other Subsidiary or the merger of the Issuer into Wilsons or any other Subsidiary, (ii) the sale, conveyance, exchange or transfer of property or assets of the Issuer to or with any Subsidiary, or (iii) the sale, conveyance, exchange or transfer of property or assets of any Subsidiary to or with the Issuer or any other Subsidiary, including without limitation the liquidation of the assets of any Subsidiary into the Issuer or any other Subsidiary or the dissolution of the liquidated Subsidiary;

          (d) sell, convey, exchange or transfer in any single transaction or series of related transactions (for cash, shares of stock, securities or other consideration) property or assets in excess of five percent (5%) of the total consolidated assets of the Issuer other than sales, conveyances, exchanges or transfers of inventory or obsolete equipment in the ordinary course of business, provided that, except as restricted under the Sale Agreement prior to the second anniversary of the date hereof, nothing stated herein shall prohibit or limit
(i) the merger of any Subsidiary into the Issuer or any other Subsidiary or the merger of the Issuer into Wilsons or any other Subsidiary, (ii) the sale, conveyance, exchange or transfer of property or assets of the Issuer to or with any Subsidiary, or (iii) the sale, conveyance, exchange or transfer of property or assets of any Subsidiary to or with the Issuer or any other Subsidiary, including without limitation the liquidation of the assets of any Subsidiary into the Issuer or any other Subsidiary or the dissolution of the liquidated Subsidiary;

          (e) purchase in any single transaction or series of related transactions any property or assets of any other entity in excess of five percent (5%) of the total consolidated assets of the Issuer, provided that, except as restricted under the Sale Agreement prior to the second anniversary of the date hereof, nothing stated herein shall prohibit or limit (i) the merger of any Subsidiary into the Issuer or any other Subsidiary or the merger of the Issuer into Wilsons or any other Subsidiary, (ii) the purchase by any Subsidiary of property or assets of the Issuer, or (iii) the acquisition by the Issuer or any Subsidiary of property or assets of any Subsidiary, including without limitation the liquidation of the assets of any Subsidiary into the Issuer or any other Subsidiary or the dissolution of the liquidated Subsidiary;

          (f) sell, convey, exchange or transfer (for cash, shares of stock, securities or other consideration) property or assets of the Issuer or any Subsidiary constituting five percent (5%) or less of the total consolidated assets of the Issuer without (i) reinvesting the net proceeds thereof in the business of the Issuer within 120 days of the sale or (ii) applying the proceeds to any obligations outstanding under the Senior Debt, if any (provided that Issuer shall not be required to reduce its availability under the Senior Debt), and, unless prohibited under the terms of the Senior Debt, then to this Note;

          (g) make any material change in the scope of the business of the Issuer and its Subsidiaries taken as a whole;

          (h) nor will any Subsidiary, declare or make (i) any dividend or other distribution on any shares of the Issuer's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Issuer's capital stock or (b) any option, warrant or other right to acquire shares of the Issuer's capital stock, provided that the Issuer may repurchase shares of its capital stock to the extent permitted under the Shareholders Agreement or the Restricted Stock Agreement (as defined in the Shareholders Agreement) as in effect on the date hereof (without regard to any amendments to the Shareholders Agreement or the Restricted Stock Agreement subsequent to the date hereof that are not consented to by the Holder) and may repurchase any warrant issued to Melville to the extent permitted under the terms of such warrant or consented to by Melville; or

          (i) make a public offering of the capital stock of the Issuer unless all the proceeds of such public offering are reinvested in the business of the Issuer within 120 days or are applied to any obligations outstanding under the Senior Debt, provided that Issuer shall not be required to reduce its availability under the Senior Debt, or are used to prepay amounts outstanding under this Note unless prohibited under the terms of the Senior Debt.

          Section 3.5. Indebtedness, Additional Liens and Transactions with Affiliates. The Issuer hereby covenants for the benefit of the Holder of this Note as set forth in Sections 6.3, 6.4(a) (other than with respect to disclosures (as provided in sentence 2 of Section 6.4(a)) in connection with purchases of inventory in the ordinary course of business), 6.6 and 6.7 of the Revolving Credit Facility, with the same effect as if such Sections were set forth herein in full, and such Sections of the Revolving Credit Facility are hereby incorporated herein by reference; provided that (a) all definitions used in such Sections of the Revolving Credit Facility shall have the same meanings for purposes of this Section 3.5 as are used in the Revolving Credit Facility, and (b) for purposes of this Section 3.5 any reference in such Sections and definitions of the Revolving Credit Facility to (i) the Agent or the Lenders shall be deemed to be a reference to the Holder of this Note, (ii) the Closing Date shall be deemed to be a reference to the date of this Note and (iii) the Collateral Documents shall be deemed to include the corresponding or analogous agreements and instruments, if any, entered into by the Issuer or any Subsidiary providing for a subordinated Lien in favor of the Holder of this Note.

          Section 3.6. Affirmative Covenants. The Issuer will (a) allow an individual designated by the Holders of a majority in aggregate principal amount of all Notes at the time outstanding to attend all meetings of the Board of Directors of the Issuer. Such individual shall receive the same written materials as are given to the members of the Board of Directors of Issuer. Such individual shall have no voting rights and shall be given the same notice of any meetings as that given to the other members of the Board of Directors, provided that if such notice is not given, such individual shall within 30 days after such meeting be given the minutes and all other information regarding such meeting and shall be entitled to meet with the chairman of such meeting.

          Section 4. Subordination. The Holder and any and all successive Holders of this Note and all notes evidencing any subdivision of the debt evidenced hereby (collectively, the Notes) acknowledge that the initial Holder has executed a Subordination Agreement in favor of the holders of the Senior Debt on May 25, 1996, a copy of which is on file at the Issuer's headquarters. The Holders of the Notes, by their acceptance of the Notes, agree that they are bound by the terms of the Subordination Agreement, which are incorporated in the Notes by reference, including without limitation payment bar provisions, standstill provisions, and waivers of certain rights in bankruptcy. The Holders of the Notes also agree by their acceptance thereof that all present and future holders of the Senior Debt shall be entitled to rely upon the provisions of the Subordination Agreement in making, acquiring, or continuing any portion of the Senior Debt.

          Section 5. Set-Off. Any amount owing (pursuant to a settlement, judgment or agreement) from the Holder to the Issuer or its Affiliates under or in connection with the Sale Agreement or any related agreement or instrument shall be paid to the Issuer or such Affiliate in cash and without set-off against any amounts owing to such Holder under this Note, without prejudice to the right of the Issuer or its Affiliates to pursue any other remedies at law or in equity.

          Section 6. Modification. The Notes may be modified with the written consent of the Issuer and of the Holders of a majority in aggregate principal amount of all Notes at the time outstanding; provided that no amendment to the principal amount of any Note or to the interest rate thereon may be made without the consent of each Holder thereof. The Holders of a majority in aggregate principal amount of all Notes at the time outstanding may waive compliance by the Issuer with any provision of the Notes or consent to any action or omission by the Issuer or any Subsidiary that would constitute a breach of any covenant set forth in Section 3 in the absence of such consent.

          Section 7. Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law. The parties hereto hereby waive presentment, demand, notice, protest and all other demands and

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

notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. THE PARTIES HERETO WAIVE ANY RIGHT TO A JURY TRIAL. The Holder of this Note by acceptance of this Note agrees to be bound by the provisions of this Note which are expressly binding on such Holder. The Section headings herein are for convenience only and shall not affect the construction hereof. Any provision of this Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Note shall bind the Issuer, its successors and assigns. The rights under and benefits of this Note shall inure to the Holder and his, her or its heirs, administrators, executors, personal representatives, successors and registered assigns.

          Section 8. Registration Rights. This Note is subject to certain registration rights and transfer restrictions set forth in the Registration Rights Agreement.

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

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed on the date indicated below.


Date: May 25, 1996                     WILSONS THE LEATHER EXPERTS INC.


                                       By:___________________________________
                                          Name:
                                          Title:

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